Exhibit 23-1

Consent of Independent Certified Public Accountants

MortgageIT Holdings, Inc.

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 2004, relating to the consolidated financial statements of MortgageIT, Inc. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman,LLP

BDO Seidman, LLP

New York, New York

April 29, 2004